Exhibit 5.1

Linklaters LLP

One Silk Street

London EC2Y 8HQ

Telephone (+44) 20 7456 2000

Facsimile (+44) 20 7456 2222

DX Box Number 10 CDE

Direct Line (44) 20 7456 3438

Direct Fax (44) 20 7456 2222

aedamar.comiskey@linklaters.com

AMEC plc

Booths Park

Chelford Road

Knutsford

Cheshire

WA16 8QZ

United Kingdom

[ ] 2014

Dear Sirs

Offer for Foster Wheeler AG (“Foster Wheeler”) and the proposed issue of new ordinary shares in the capital of AMEC plc

We have been asked as English law legal advisers to AMEC plc (the “Company”) to give the opinions in this letter in connection with the registration statement on Form F-4 (as amended or supplemented through the date hereof, the “Registration Statement”), filed with the United States Securities and Exchange Commission, under the Securities Act of 1933 (the “Securities Act”), for the registration of ordinary shares of the Company (the “Shares”) in connection with the offer (the “Offer”) by the Company, through AMEC International Investments BV, a company organised under the laws of the Netherlands and a wholly owned subsidiary of the Company, to acquire all of the issued and to be issued registered shares, par value CHF3.00 per share, of Foster Wheeler AG, as described in the Registration Statement.

This letter and the opinions given in it are governed by and relate only to English law as applied by the courts of England and Wales at the date of this letter. For the purpose of this letter, we have made no investigation of the laws of any jurisdiction other than England and Wales and, accordingly, in this letter we express no opinion on the laws of any other jurisdiction.

For the purpose of issuing this letter we have reviewed only a copy of the Articles of Association of the Company certified by an Assistant Secretary of the Company as a true and complete copy of the original document and we have assumed such document is complete, accurate and conforms to the original which itself is genuine. The opinions given in this letter are given on the basis of the assumptions (made without investigation), and are subject to the reservations, set out herein.

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.

The opinions given in this letter are only given in connection with the preparation and filing of the Registration Statement and the Tender Offer Statement on Schedule TO filed by the Company and AMEC International Investments BV (the “Schedule TO”) under the United States Securities Exchange Act of 1934 in connection with the Offer and filed with the United States Securities and Exchange Commission on [               ] 2014 and, more particularly, for the purpose of inclusion of this letter as an exhibit to the Registration Statement and to the Schedule TO, and are strictly limited to the matters stated in the following paragraph. We express no opinion as to any tax matter.

On the basis of the assumptions, and subject to the reservations set out herein, and to any matters not disclosed to us, and having regard to such considerations of English law in force as at the date of this letter (as we consider relevant), we are of the opinion that, subject to:

1                                      the Company in general meeting duly and validly resolving as an ordinary resolution to authorise the board of directors of the Company to allot shares in the Company credited as fully paid, up to an aggregate nominal amount of £45,458,521.50 at its general meeting on [               ] 2014 and such resolution remaining in full force and effect and not having been rescinded or amended;

2                                      the directors of the Company acting in good faith and in the best interests of the Company;

3                                      the directors validly resolving to allot the Shares at a duly convened and quorate meeting of the board of directors of the Company (or a duly authorised committee thereof); and

4                                      such board resolutions being in full force and effect and not having been rescinded or amended;

all of the Shares, if and when issued and delivered as described in the Registration Statement, shall have been duly and validly authorised and issued, fully paid or credited as fully paid (subject to the transfer of valid consideration to the Company for the issue thereof in connection with the Offer) and no further amounts shall be payable to the Company in respect of the issue thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the Schedule TO and to the use under the headings “Legal Matters” and “Service of Process and Enforceability of Civil Liabilities Under U.S. Securities Laws” therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This letter may not be relied upon by you for any other purpose, and may not be read as extending by implication to any other matters. Furthermore, this letter is given to you on the basis that any limitation on the liability of any of your other advisers, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

Yours faithfully

Linklaters LLP